UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 9, 2007

FIRSTGOLD CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-20722	16-1400479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Capitol Mall, Suite 900 Sacramento, CA	95814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (916) 449-3913

Same
(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On January 5, 2007, the Company’s Audit Committee took action to appoint the accounting firm of Hunter Flemmer Renfro & Whitaker LLP (“HFRW”) as the Company’s new independent accountants and HFRW accepted the  appointment on January 16, 2007.  HFRW’s address is 455 Capitol Mall, Suite 235, Sacramento, CA 95814.

Currently HFRW is in the process of reviewing the Company’s unaudited financial statements for 2006 and will conduct the audit of the Company’s financial statements for its fiscal year-end (January 31, 2007). Prior to HFRW’s engagement, the Company did not consult them regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements nor did HFRW provide any written or oral advice relating to any accounting, auditing or financial issue relating to the Company. However, Mr. Christopher Whitaker, prior to joining HFRW, prepared the Company’s federal and state tax returns for fiscal years 2000-2006. The Audit Committee did not believe this prior service by Mr. Whitaker would adversely impact HFRW’s audit independence.

Item 5.02 Appointment of Director

On January 9, 2007, the Board of Directors appointed Donald Heimler to join the Board as a director. Mr. Heimler joins A. Scott Dockter, James Kluber, Terrence Lynch and Stephen Akerfeldt as directors of Firstgold Corp. Mr. Heimler will be deemed an “independent” director on the Board. Mr. Heimler is not presently designated to serve on any committee of the Board.

Mr. Heimler’s career spanned 29 years with Scotia Capital Inc. (Scotia McLeod, McLeod Young Weir), as Director, Institutional Equities where he successfully managed several of the firm’s largest clients by the time he retired in October 2006. Previous to that he was the chief accountant for a chain of optical stores under the corporate umbrella of Imperial Optical. He attended the University of Western Ontario, enrolled in the Certified General Accounting program and has successfully completed many investment industry accredited courses.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated January 10, 2007.

[SIGNATURE PAGE DIRECTLY FOLLOWS THIS PAGE]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2007	FIRSTGOLD CORP. By: /s/ JAMES KLUBER James Kluber Chief Financial Officer (Duly Authorized Officer)